UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2011

MASTEC, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	0-08106	65-0829355
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 S. Douglas Road, 12th Floor

Coral Gables, Florida 33134

(Address of Principal Executive Office)

Registrant’s telephone number, including area code (305) 599-1800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

On May 5, 2011, MasTec, Inc., a Florida corporation (the “Company”), held its 2011 Annual Meeting of Shareholders (the “Annual Meeting”). The final voting results for each of the proposals submitted to a vote of the Company’s shareholders at the Annual Meeting are as follows:

Proposal 1:	Election of Ernst Csiszar, Julia Johnson and Jorge Mas as Class I directors to serve until the 2014 Annual Meeting of Shareholders.

	Votes “For”	Votes “Against”	Abstentions or Votes Withheld	Broker Non-Votes
Ernst Csiszar	63,939,349	0	248,986	5,848,701
Julia Johnson	63,648,138	0	540,197	5,848,701
Jorge Mas	63,358,844	0	829,491	5,848,701

Proposal 2:	Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year.

Votes “For”	Votes “Against”	Abstentions or Votes Withheld	Broker Non-Votes
69,958,987	64,230	13,819	0

Proposal 3:	Approval of a non-binding advisory resolution regarding the compensation of the Company’s named executive officers.

Votes “For”	Votes “Against”	Abstentions or Votes Withheld	Broker Non-Votes
61,862,870	1,248,151	1,077,314	5,848,701

Proposal 4:	Vote on a non-binding advisory resolution regarding the frequency of the vote regarding the compensation of the Company’s named executive officers.

One Year	Two Years	Three Years	Abstentions or Votes Withheld	Broker Non-Votes
31,072,435	214,627	31,837,649	1,063,624	0

Proposal 5:	Approval of the MasTec, Inc. 2011 Employee Stock Purchase Plan.

Votes “For”	Votes “Against”	Abstentions or Votes Withheld	Broker Non-Votes
63,065,117	53,488	1,069,730	5,848,701

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTEC, INC.

Date: May 9, 2011	By:	/s/ Alberto de Cardenas
Alberto de Cardenas
Executive Vice President, General Counsel and Secretary